Exhibit 10.1

FORM OF SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement,” as the same may hereafter be modified, supplemented, extended, amended, restated, or amended and restated from time to time), is entered into and made effective as of September , 2026 (the “Effective Date”), by and among Trident Digital Tech Holdings Ltd, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and certain investors each executing this Agreement separately and whose name and investment details are set forth on the signature pages hereto (each an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective Registration Statement (defined below) under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

WHEREAS, the Company desires to issue and sell to each Investor, and each Investor desires to purchase from the Company, with each Investor’s investment amount set forth on such Investor’s signature page hereto, an aggregate of 30,000,000 Class B ordinary shares, par value US$0.0024 (the “Shares”), of the Company (the “Class B Ordinary Shares”), in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS, SCHEDULES

The foregoing recitals are true and correct and, together with the Exhibits and Schedules referred to hereafter, are incorporated into this Agreement by this reference.

ARTICLE II
DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Applicable Laws” shall have the meaning ascribed to such term in Section 6.11.

“Assets” means all of the properties and assets of the Company and its Subsidiaries (as defined below), whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

“Authorizations” shall have the meaning ascribed to such term in Section 6.11.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Charter” shall have the meaning ascribed to such term in Section 6.6.

“Claims” means any Proceedings, Judgments, Obligations, known threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 4.2.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Investors’ obligations to pay the Investment Amounts and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived, but in no event later than the fifteenth (15th) Trading Day following the Effective Date or as the parties otherwise mutually agree.

“Class B Ordinary Shares” shall have the meaning ascribed to such term in the Recitals.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Company Wallet” means the digital asset wallet address(es) designated in writing by the Company to the Investors for the receipt of Digital Assets.

“Contract” means any written contract, agreement, order, or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call, or put.

“Digital Asset Amount” shall have the meaning ascribed to such term in Section 4.3.

“Digital Assets” means USDT and USDC.

“Effective Date” shall have the meaning ascribed to such term in the Preamble.

“Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden, or charge of any nature whatsoever.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Statements” shall have the meaning ascribed to such term in Section 6.13.

“GAAP” means generally accepted accounting principles, methods, and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, the SEC or of such other Person as may be approved by a significant segment of the U.S. accounting profession, or International Financial Reporting Standards as issued by the International Accounting Standards Board, in each case as of the date or period at issue, and as applicable to the Company.

“Governmental Authority” means any foreign, federal, state, or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market, or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory, or administrative function of government.

“Indemnified Party” shall have the meaning ascribed to such term in Section 10.2.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 6.15.

“Investment Amount” shall have the meaning ascribed to such term in Section 4.1.

“Investor” shall have the meaning ascribed to such term in the Preamble.

“Investor Party” shall have the meaning ascribed to such term in Section 10.2.

“Judgment” means any final order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

“Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule, or regulation of any Governmental Authority applicable to the Company.

“Losses” shall have the meaning ascribed to such term in Section 10.2.

“Material Adverse Change” shall have the meaning ascribed to such term in Section 6.12.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 6.1.

“NYSE” means The NYSE American.

“Obligation” means any debt, liability, or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown, or obligations under executory Contracts.

“PCAOB” shall have the meaning ascribed to such term in Section 6.8.

“Permits” shall have the meaning ascribed to such term in Section 6.14.

“Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

“Pre-Settlement Period” shall have the meaning ascribed to such term in Section 4.2.

“Pre-Settlement Shares” shall have the meaning ascribed to such term in Section 4.2.

“Principal Trading Market” shall mean The NYSE American.

“Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

“Prospectus” means the final base prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the SEC.

“Registration Statement” means the Company’s registration statement on Form F-3 (File No. 333-298224), initially filed with the SEC on August 11, 2026, as amended by Amendment No. 1 filed with the SEC on August 25, 2026, and declared effective on August 27, 2026, including the prospectus contained therein and all exhibits and documents incorporated by reference therein, as amended or supplemented from time to time.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, forms, statements, and other documents filed or furnished by the Company under the Securities Act and the Exchange Act with the SEC from December 31, 2025 to the date hereof, and all exhibits included therein, financial statements and schedules thereto, and documents incorporated by reference therein.

“Securities Act” shall have the meaning ascribed to such term in the Recitals.

“Share” or “Shares” means that number of Class B Ordinary Shares set forth below such Investor’s name on such Investor’s signature page to this Agreement and issuable to such Investor pursuant to this Agreement, up to an aggregate of 30,000,000 Class B Ordinary Shares offered and issuable by the Company to all Investors.

“Share Purchase Price” means $0.5 per Share.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Class B Ordinary Shares).

Subsidiary” or “Subsidiaries” means any entity of which the Company, directly or indirectly, owns or controls a majority of the outstanding equity securities or equivalent ownership interests, or has the power to direct the management and policies thereof, whether through ownership of voting securities, by contract or otherwise, as set forth in Schedule 6.2.

“Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state, or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest, or penalty imposed with respect to any of the foregoing.

“Trading Day” means a day on which the principal Trading Market in the United States is open for trading.

“Transaction Documents” means this Agreement and the other documents related to the transactions contemplated by this Agreement.

“Transfer Agent” means VStock Transfer, LLC, the current transfer agent of the Company and any successor transfer agent of the Company.

“USDC” means USD Coin, the stablecoin pegged to the value of the U.S. dollar.

“USDT” means Tether, the stablecoin pegged to the value of the U.S. dollar.

ARTICLE III

INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof,” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” refer to the Exhibits annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” means a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes,” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE IV

PURCHASE AND SALE

4.1 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, each Investor agrees to purchase, and the Company agrees to sell and issue to each Investor, the Shares in the respective amount (“Investment Amount”) as set forth below such Investor’s name on such Investor’s signature page to this Agreement at a per Share price equal to the Share Purchase Price. Each Investor shall remit payment of the Investment Amount in United States Dollars, Tether (USDT), or USD Coin (USDC), as specified on such Investor’s signature page and accepted by the Company.

4.2 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, an aggregate of 30,000,000 Shares at the Share Purchase Price. The Company shall deliver its respective Shares to each Investor as determined pursuant to Section 4.4, and the Company and each Investor shall deliver the other items set forth in Section 4.4 deliverable at the Closing. The failure of any Investor to deliver its Investment Amount shall not prevent the Closing from occurring with respect to the Company and the other Investors who have performed their obligations hereunder. Upon satisfaction of the covenants and conditions set forth in this Agreement, the Closing shall take place remotely by electronic transmission. Notwithstanding anything herein to the contrary, if at any time on or after the time of execution of this Agreement by the Company and an applicable Investor, through and including the time immediately prior to the Closing (the “Pre-Settlement Period”), such Investor sells to any Person all, or any portion, of the Shares to be issued hereunder to such Investor at the Closing (collectively, the “Pre-Settlement Shares”), such Investor shall, automatically hereunder (without any additional required actions by such Investor or the Company), be deemed to be unconditionally bound to purchase such Pre-Settlement Shares from the Company at the Closing; provided, that the Company shall not be required to deliver any Pre-Settlement Shares to such Investor prior to the Company’s receipt of the purchase price of such Pre-Settlement Shares hereunder; and provided further that the Company hereby acknowledges and agrees that the foregoing shall not constitute a representation or covenant by such Investor as to whether or not during the Pre-Settlement Period such Investor shall sell any Class B Ordinary Shares to any Person and that any such decision to sell any Class B Ordinary Shares by such Investor shall solely be made at the time such Investor elects to effect any such sale, if any; and provided further that any such pre-settlement sale shall be at such Investor’s sole risk and the Company shall have no liability in connection therewith.

4.3 Form of Payment; Delivery. Each Investor shall pay its Investment Amount at such Investor’s election as specified on such Investor’s signature page hereto, in (i) United States dollars by wire transfer of immediately available funds to the bank account designated by the Company, (ii) USDT, (iii) USDC, or (iv) any combination of the foregoing. If a Investor elects to pay all or any portion of its Investment Amount in Digital Assets, then, solely for purposes of determining whether such Investor’s Investment Amount has been paid in full, each 1.00 USDT and each 1.00 USDC actually received by the Company shall be valued at, and treated as functionally equivalent to, US$1.00, provided that (x) the Company receives the full applicable Digital Asset Amount and (y) at the time of receipt, the applicable Digital Asset’s market price, as determined by reference to CoinMarketCap or another reputable pricing source selected by the Company in its reasonable discretion, has not deviated from US$1.00 by more than one percent (1%). If the applicable Digital Asset’s market price has so deviated, the Company may, in its sole discretion, decline to accept such Digital Assets or require the Investor to deliver additional Digital Assets or United States dollars to cover any resulting shortfall. If the Company receives less than the applicable Digital Asset Amount, the Investor shall promptly pay the resulting shortfall in United States dollars or additional Digital Assets acceptable to the Company. The Investor shall transfer the applicable Digital Assets solely to the Company Wallet and solely on the blockchain network designated in Exhibit A (Digital Asset Settlement Instructions) and shall verify the Company Wallet and applicable blockchain network in accordance with such Exhibit A prior to making any transfer. The Investor shall bear all gas, network, transaction and similar fees associated with any such transfer, and only the amount of Digital Assets actually received by the Company, net of all such fees, shall be credited against the Investor’s Investment Amount. Payment in Digital Assets shall be deemed made only when the Company has received the applicable Digital Assets in the Company Wallet and completed all applicable anti-money laundering and sanctions screening. The Company may decline to accept any Digital Assets that it determines, in its reasonable discretion, it is unable or unwilling to accept based on applicable anti-money laundering, sanctions, know-your-customer or source-of-funds requirements. The Company shall have no obligation to issue any Shares to an Investor unless and until such Investor’s Investment Amount has been paid in full and accepted by the Company. The Company may convert any Digital Assets it receives into United States dollars at its discretion. The portion of an Investor’s Investment Amount to be paid in Digital Assets is referred to herein as the “Digital Asset Amount”

4.4 Deliveries.

(a) On or prior to the Closing Date, subject to the conditions precedent in Section 8.1 and 8.2, the Company shall deliver or cause to be delivered to each Investor the following:

(i) this Agreement duly executed by the Company; and

(ii) a copy of the Company’s instructions to the Transfer Agent instructing the Transfer Agent to deliver evidence of the issuance of such Investor’s Shares hereunder as held in DRS book-entry form by the Transfer Agent and registered in the name of such Investor, which evidence shall be reasonably satisfactory to such Investor.

(b) On or prior to the Closing Date, subject to the conditions precedent in Section 8.1 and Section 8.3, each Investor shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Investor; and

(ii) such Investor’s Investment Amount.

ARTICLE V

INVESTOR’S REPRESENTATIONS AND WARRANTIES

Each Investor, for him/her/itself and for no other Investor, represents and warrants to the Company, that the statements contained in this Article V are true and correct as of the Effective Date and the Closing Date:

5.1 Investment Purpose and Own Account. Each Investor is acquiring the Shares for his/her/its own account for investment only and has no present intention of distributing any of such Shares (this representation and warranty shall not limit such Investor’s right to sell the Shares pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Investor is acquiring the Shares hereunder in the ordinary course of its business.

5.2 Reserved.

5.3 Reserved.

5.4 Access to Information. Each Investor has been furnished with all materials relating to the business, finances, and operations of the Company and other information each Investor deemed material to making an informed investment decision regarding its purchase of the Shares which have been requested by each Investor. Each Investor acknowledges that Investor has reviewed the SEC Documents (as defined below), which are available on the SEC’s website (www.sec.gov) at no charge to each Investor. Each Investor acknowledges that the Investor may retrieve all SEC Documents from such website and each Investor’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to each Investor. Each Investor and Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Each Investor has sought such accounting, legal, and tax advice as Investor has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Without limiting the foregoing, each Investor has carefully considered the potential risks relating to the Company and a purchase of the Shares, including those risks described in the SEC Documents, and Investor fully understands that the Shares are a speculative investment that involves a high degree of risk of loss of each Investor’s entire investment.

5.5 No Governmental Review. Each Investor understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of the investment in the Shares, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Shares.

5.6 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed, and delivered on behalf of each Investor and is a valid and binding agreement of each Investor, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.7 Organization and Authority of Investor. Each Investor is an individual or is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation or incorporation. Each Investor has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by each Investor of this Agreement, the performance by each Investor of its obligations hereunder, and the consummation by each Investor of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each Investor.

5.8 No Conflicts; Consents. The execution, delivery, and performance by the Investor of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with any provision of the certificate of formation, limited liability company agreement, or other governing documents of the Investor; (ii) violate or conflict with any provision of any Law or Governmental Authority applicable to the Investor; (iii) require the consent, notice, or other action by any Person under, violate or conflict with, or result in the acceleration of any agreement to which Investor is a party; or (iv) require any consent, permit, Governmental Authority’s order, filing, or notice from, with or to any Governmental Authority; except, in the cases of clauses (ii) and (iii), where the violation, conflict, acceleration, or failure to obtain consent or give notice would not have a material adverse effect on each Investor’s ability to consummate the transactions contemplated hereby and, in the case of clause (iv), where such consent, permit, Governmental Authority’s order, filing, or notice which, in the aggregate, would not have a material adverse effect on each Investor’s ability to consummate the transactions contemplated hereby.

5.9 Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms, which terms include definitive pricing terms, of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Investor’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents, and Affiliates, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares to effect Short Sales or similar transactions in the future.

5.10 Independent Advice. Each Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to each Investor in connection with the purchase of the Shares constitutes legal, tax, or investment advice.

5.11 No Brokers or Finders. Except as previously disclosed to the Company prior to the date of this Agreement, neither such Investor nor any of its Affiliates has retained, utilized, or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor, or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

5.12 No Reliance. The Investor acknowledges and agrees that (i) neither of the Company or its Subsidiaries nor any Person on behalf of the Company or its Subsidiaries is making any representations or warranties whatsoever, express or implied, beyond those expressly made by the Company in this Agreement and (ii) the Investor has not relied upon any other representations or warranties, express or implied, other than those expressly made by the Company in this Agreement and the information set forth in the SEC Documents.

5.13 Reserved.

5.14 No Intent to Effect a Change of Control. Each Investor has no present intent to effect a “change of control” of the Company as such term is interpreted and understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

5.15 Anti-Money Laundering. Each Investor has not, and to the Investor’s knowledge, none of his/her/its affiliates, directors, officers, managers, members, partners, shareholders, beneficial owners, employees, agents, or other persons acting on his/her/its behalf has (i) engaged in, is engaging in, or has attempted or conspired to engage in any money laundering, terrorist financing, or other activity in violation of applicable anti-money laundering, counter-terrorist financing, or financial recordkeeping laws, rules, or regulations, including without limitation the Bank Secrecy Act, the USA PATRIOT Act, and any other applicable laws or regulations of any applicable jurisdiction (collectively, “AML Laws”); (ii) been or is the subject of any investigation, inquiry, enforcement action, or proceeding by any governmental authority relating to money laundering, terrorist financing, or violations of AML Laws; (iii) received any notice or has any knowledge of any facts or circumstances that could reasonably be expected to result in any such investigation, inquiry, enforcement action, or proceeding; or (iv) been a person or entity with whom the Company is prohibited from dealing under AML Laws. Each Investor further represents and warrants that all funds used by the Investor in connection with the transactions contemplated by this Agreement are and will be derived from legitimate sources and not from, and will not be used to facilitate, money laundering, terrorist financing, or any other illegal activity, and that the Investor has implemented and maintains policies, procedures, and internal controls reasonably designed to ensure compliance with applicable AML Laws.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents, the Company hereby makes the following representations and warranties to each Investor as of the Effective Date and the Closing Date.

6.1 Organization. The Company has been duly incorporated and is validly existing as an exempted company with limited liability under the laws of the Cayman Islands, and each Subsidiary is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization and is duly qualified to conduct business in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”); provided that a change in the market price or trading volume of the Class B Ordinary Shares alone shall not be deemed, in and of itself, to constitute a Material Adverse Effect.

6.2 Subsidiaries. All direct and indirect Subsidiaries of the Company are set forth in Schedule 6.2 and are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have reasonably be expected to result in a Material Adverse Effect.

6.3 Capitalization. The capitalization of the Company as set forth in Schedule 6.3 is complete and accurate in all material respects. The description of the securities of the Company in the SEC Documents is complete and accurate in all material respects. Except as set forth in Schedule 6.3 , as of the date referred to therein, there are no share options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Class B Ordinary Shares of the Company, or any security convertible or exercisable into Class B Ordinary Shares of the Company, or any contracts or commitments to issue or sell Class B Ordinary Shares or any such options, warrants, rights, or convertible securities.

6.4 Class B Ordinary Shares. The authorized Class B Ordinary Shares conform in all material respects to all statements relating thereto contained in the SEC Documents.

6.5 Authorization; Enforceability. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof. This Agreement has been duly authorized, executed, and delivered by the Company and is a legal, valid, and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally and by general equitable principles.

6.6 No Conflicts. The execution, delivery and performance by the Company of this Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination, or imposition of any lien, charge, or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any material violation of the provisions of the Company’s Third Amended and Restated Memorandum and Articles of Association (as the same may be amended or restated from time to time, the “Charter”) of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Authority as of the date hereof that will result in a Material Adverse Effect.

6.7 Issuance of Shares; Registration.

(a) The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof), free and clear of all Liens imposed by the Company. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Class B Ordinary Shares for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

(b) The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which Registration Statement became effective on August 27, 2026, including the Prospectus, the Prospectus Supplement and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act, and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the SEC, and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC. The Company, if required by the rules and regulations of the Commission, shall file the Prospectus Supplement with the SEC pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the Effective Date and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act. The Company was eligible to use Form F-3 at the time of filing the Registration Statement and is eligible to use Form F-3 on the Effective Date and the Closing Date, subject to the limitations set forth in General Instruction I.B.5 of Form F-3.

6.8 Independent Registered Public Accounting Firm. To the knowledge of the Company, HYYH CPA, LLC the auditor of the Company, and Marcum Asia CPAs LLP the former auditor of the Company, whose reports are included or incorporated by reference in the SEC Documents, is an independent registered public accounting firm as required by the Securities Act, the rules and regulations promulgated thereunder and the Public Company Accounting Oversight Board (the “PCAOB”).

6.9 Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the SEC Documents, to the knowledge of the Company, are legal, valid, and binding Obligations of the Company enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

6.10 No Violation or Default. No default exists in the due performance and observance of any term, covenant, or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan, or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, and the Company is not in violation of any term or provision of its Charter, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment, or decree of any Governmental Authority, except for any such violation or default that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.11 Compliance with Laws. Except as disclosed in the SEC Documents, the Company (i) is in material compliance with all statutes, rules, or regulations applicable to Company’s business (“Applicable Laws”); (ii) has not received any notice of adverse finding, warning letter, untitled letter, or other correspondence or notice from any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits, and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration, or other action from any governmental authority or third party alleging that any business operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation, or proceeding; (v) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify, or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; and (vi) has filed, obtained, maintained, or submitted all material reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), except, in the case of each of clauses (i) and (iii) above, for any such non-compliance or violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and in the case of each of clauses (ii), (iv), (v), and (vi), for any notice or otherwise that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.12 No Material Adverse Change. Subsequent to December 31, 2025 and except as otherwise disclosed in the SEC Documents: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets, or prospects of the Company (a “Material Adverse Change”); and (ii) except as disclosed in the SEC Documents, no officer or director of the Company has resigned from any position with the Company where such resignation would reasonably be expected to result in a Material Adverse Effect.

6.13 Financial Statements. The financial statements included in the SEC Documents, including the notes thereto and supporting schedules included in the SEC Documents (the “Financial Statements”), fairly present, in all material respects and to the Company’s knowledge, the financial position and the results of operations of the Company at the dates and for the periods to which they apply.

6.14 Consents and Permits. Except as set forth in Schedule 6.14 and as described in the SEC Documents, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates, and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the SEC Documents (collectively, “Permits”), except for such Permits the failure of which to possess, obtain, or make the same would not reasonably be expected to result in a Material Adverse Effect.

6.15 Intellectual Property Rights. The Company and each of its Subsidiaries own or possesses or have valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets, and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the SEC Documents, except where the failure to own, possess, or have such Intellectual Property Rights would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.16 Certain Market Activities. The Company has not taken, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

6.17 Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof, and each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary, except where the failure to file such returns or pay such taxes would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the SEC Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

6.18 Reserved.

6.19 Reserved .

6.20 No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries, which are expected to result in a Material Adverse Effect, exists or is, to the Company’s knowledge, imminent.

6.21 Investment Company Act. The Company is not and, after receipt of payment for the Shares and the application of the proceeds therefrom, will not be required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

6.22 Related-Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the SEC Documents that have not been described as required under Regulation S-K.

6.23 Employment Matters. The Company is in material compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees of the Company.

6.24 No Brokers or Finders. Except as set forth in Schedule 6.24, none of the Company or any of its Subsidiaries has retained, utilized, or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor, or finder in connection with the transactions contemplated by any of the Transaction Documents whose fees the Investors would be required to pay.

ARTICLE VII
COVENANTS

7.1 Best Efforts. Each party shall use its commercially reasonable efforts to timely satisfy each of the conditions as provided in Articles VIII and IX of this Agreement prior to the Closing Date.

7.2 Affirmative Covenants.

(a) Reporting Status; Listing. Until the earlier of six (6) months from the date hereof or when the Shares are no longer registered in the names of each Investor on the books and records of the Company, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act, or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, if not otherwise publicly available, to provide a copy thereof to an Investor upon request; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination unless in connection with a Sale Event (as defined below); (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of any of the Shares upon the Principal Trading Market (subject to official notice of issuance) and, take all action under its control to maintain the continued listing, quotation, and trading of its Class B Ordinary Shares on the Principal Trading Market, and the Company shall comply in all material respects with the Company’s reporting, filing, and other Obligations under the bylaws or rules of the Principal Trading Market and such other Governmental Authorities, as applicable.

(b) Public Disclosure of Investors. The Company shall not publicly disclose the name of each Investor, or include the name of each Investor in any filing with the SEC or any regulatory agency or Principal Trading Market, without the prior written consent of such Investor except: (i) as required by federal securities law; or (ii) to the extent such disclosure is required by Law or Principal Trading Market regulations, in which case the Company shall provide Investors with prior written notice of such disclosure permitted under this clause (b)(ii).

7.3 Certain Transactions and Confidentiality. Each Investor covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Investor will maintain the confidentiality of the existence and terms of this transaction (other than as disclosed to its legal and other representatives).

7.4 Reserved.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1 Conditions Precedent of Company and Investors. The obligations of the Company and each of the Investors in connection with the Closing are subject to the satisfaction of the following conditions:

(a) The Company shall have obtained all governmental, regulatory, or third-party consents and approvals necessary for the sale of the Shares.

(b) To the Company’s knowledge, no statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(c) Trading in the Class B Ordinary Shares shall not have been suspended by the SEC or any Principal Trading Market (except for any suspensions of trading of not more than one (1) trading day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement.

8.2 Conditions Precedent to Company’s Obligations to Sell. The obligation of the Company hereunder to issue and sell the Shares to each Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, in addition to the conditions precedent set forth in Section 8.1, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Each Investor’s representations and warranties shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article V above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date), and each Investor shall have performed, satisfied, and complied in all material respects with the covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by each Investor at or prior to the applicable Closing Date.

(b) Each Investor shall have delivered the items set forth in Section 4.4(b).

(c) Each Investor shall have delivered to the Company an executed Investor Representation Letter substantially in the form attached hereto as Exhibit B.

8.3 Conditions Precedent to Each Investor’s Obligations to Purchase. The obligation of each Investor hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, in addition to the conditions precedent set forth in Section 8.1, provided that these conditions are for each Investor’s sole benefit and may be waived by each Investor at any time in his, her, or its sole discretion:

(a) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date), and the Company shall have performed, satisfied, and complied in all material respects with the covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by the Company at or prior to the Closing Date.

(b) No event shall have occurred since the Effective Date which has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

(c) The Company shall have delivered the items set forth in Section 4.4(a).

ARTICLE IX
TERMINATION

The obligations of the Company, on one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows: (i) upon the mutual written consent of the Company and all the Investors; or (ii) by either the Company or any Investor (with respect to itself only) if the other party materially breaches any of its representations, warranties, covenants, or agreements contained in this Agreement or the other Transaction Documents and such breach is not cured within fifteen (15) Business Days after written notice thereof to the breaching party, provided that the terminating party has not breached the Agreement and other Transaction Documents in any material respect. Nothing in this Article IX shall release any party from any liability for breach by such party of the terms and provisions of this Agreement.

ARTICLE X

INDEMNIFICATION

10.1 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares for a period of twelve (12) months following the Closing Date, after which time they shall expire and be of no further force or effect; provided, however, that any claim for indemnification with respect to a breach thereof that is asserted in writing prior to such expiration shall survive until final resolution thereof.

10.2 Indemnification by Investor. Subject to the other terms and conditions of this Article X, from and after the Closing, each Investor shall indemnify the Company and its directors, officers, shareholders, members, partners, employees, and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company, if any (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims against, and shall hold the Company or the applicable party harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Company or the applicable party based upon, arising out of or with respect to:

(a) any inaccuracy in or breach of any of the representations or warranties of an Investor contained in this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by an Investor pursuant to this Agreement.

10.3 Certain Limitations. The indemnification provided for in Section 10.2 shall be subject to the following limitations:

(a) Payments pursuant to this Article X in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution, or other similar payment received or reasonably expected to be received by the indemnified party in respect of any such claim. The indemnified party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution, or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(b) The Indemnified Party shall take all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

ARTICLE XI

MISCELLANEOUS

11.1 Notices. All notices of request, demand, and other communications hereunder shall be addressed to the parties hereto as follows, unless the address is changed by the party by like notice given to the other parties:

If to the Company, to: Trident Digital Tech Holdings Ltd

8 Temasek Boulevard Road, #24-03

Singapore 038988

Attn: Soon Huat Lim, Executive Officer

Email:

To each Investor based on the information set forth on the

If to each Investor: signature page to this Agreement attached hereto

Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid, and properly addressed to the address below, then three (3) Business Day after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, United Parcel Service (UPS), or other nationally recognized overnight courier service, next business morning delivery, then one (1) Business Day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York time, on a Business Day. Any notice hand delivered after 5:00 p.m., New York time, shall be deemed delivered on the following Business Day. Notwithstanding the foregoing, notice, consents, waivers, or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

11.2 Entire Agreement. This Agreement, including the Schedules attached hereto and the documents delivered pursuant hereto, set forth all the promises, covenants, agreements, conditions, and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements, or conditions, expressed or implied, oral or written, except as contained herein; provided, however, except as explicitly stated herein, nothing contained in this Agreement shall (or shall be deemed to) (i) have any effect on any agreements each Investor has entered into with, or any instruments each Investor has received from, the Company prior to the date hereof with respect to any prior investment made by each Investor in the Company or (ii) waive, alter, modify, or amend in any respect any Obligations of the Company, or any rights of or benefits to each Investor or any other Person, in any agreement entered into prior to the date hereof between or among the Company and each Investor, or any instruments each Investor received from the Company prior to the date hereof, and all such agreements and instruments shall continue in full force and effect.

11.3 Successors and Assigns. This Agreement, and any and all rights, duties, and Obligations hereunder, shall not be assigned, transferred, delegated, or sublicensed by any party without the prior written consent of the other parties hereto. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

11.4 Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

11.5 Amendment. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Investor.

11.6 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the party or parties hereto or their personal representatives, successors, and assigns may require.

11.7 Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party hereto and each party has delivered its signed counterpart to the other party. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Agreement may be executed by one or more parties and delivered by such party by electronic signature (including signature via DocuSign or similar services), electronic mail, or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding, and effective for all purposes.

11.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to the Company at the address set forth on the signature page to this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper. Each Investor hereby irrevocably submits to the exclusive jurisdiction of such courts and irrevocably waives any such objection. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any party from bringing suit or taking other legal action against any other party in any other jurisdiction to collect on such other party’s obligations, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such party. THE COMPANY AND EACH INVESTOR HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.10 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

11.11 Joint Preparation. The preparation of this Agreement has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

11.12 Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

11.13 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature page follows]

[Securities Purchase Agreement – Company Signature Page]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Trident Digital Tech Holdings Ltd

By:
Name:	Soon Huat Lim
Title:	Chairman and Chief Executive Officer

[Securities Purchase Agreement – Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Investor:

Address for Delivery of Shares to Investor (if not same as address for notice):

Investment Amount:

Number of Shares:

Form of Payment: